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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 18, 2001
                                                          ----------------------

                                 dreamlife, inc.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)




           DELAWARE                 0-15586                52-1373960
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 (STATE OR OTHER JURISDICTION  (COMMISSION FILE           (IRS EMPLOYER
       OF INCORPORATION)            NUMBER)              IDENTIFICATION NO.)


            425 WEST 15TH STREET, SUITE 3R, NEW YORK, NEW YORK 10011
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   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE    (212) 313-9400
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 1.  Changes in Control of Registrant
and
Item 2.  Acquisition or Disposition of Assets

      On July 18, 2001, dreamlife, inc. acquired all of the outstanding capital stock of Discovery Toys, Inc., a California corporation, pursuant to a Stock Purchase Agreement dated as of July 18, 2001, by and among dreamlife, Discovery Toys and the holders of

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all of the issued and outstanding capital stock of Discovery Toys (the
"Discovery Toys Stockholders"). Discovery Toys is a direct seller of approximately 200 educational toys, books, games and software for children. Discovery Toys will operate as a wholly owned subsidiary of dreamlife. dreamlife will apply its resources and talent by providing ongoing motivational training and educational tools for the more than 20,000 Educational Consultants who represent Discovery Toys in both the United States and Canada. Pursuant to the Stock Purchase Agreement, dreamlife issued an aggregate of 33,772,143 shares of common stock to the stockholders of Discovery Toys in exchange for all of the issued and outstanding shares of capital stock of Discovery Toys. The consideration paid by dreamlife for the acquisition of Discovery Toys was determined through arms-length negotiation by the management of dreamlife and the majority stockholders of Discovery Toys. Subsequent to the acquisition, the Discovery Toys Stockholders hold a majority of the voting interests in dreamlife. Accordingly, this transaction will be treated as a reverse acquisition for accounting purposes.

      As part of the transactions contemplated by the Stock Purchase Agreement, the Board of Directors of dreamlife amended and restated its By-Laws. The Amended and Restated By-Laws provide that the Board of Directors shall consist of nine members. The initial members of the Board of Directors following the Company's acquisition of Discovery Toys consists of two groups, the dreamlife directors and the Discovery Toys directors. The dreamlife directors are Jonathan
C. Klein, Peter A. Lund, Anthony J. Robbins and Charles D. Peebler, Jr. The Discovery Toys directors are Julius Koppelman, William S. Walsh, Anthony R. Calandra and James M. Cascino. There is one vacancy on the Board of Directors to be filled by the vote of a majority of the directors (the "Outside Director"). The person so selected shall serve until the next annual meeting of stockholders. If any dreamlife director or Discovery Toys director is unable to serve or, once having commenced to serve, is removed or withdraws from the Board of Directors, the replacement of that director will be nominated by the majority of the remaining directors of the group to which such director shall have been a member, or the sole remaining director of such group if applicable. If the Outside Director is unable to serve or, once having commenced to serve, is removed or withdraws from the Board of Directors, the replacement of such director will be filled by the vote of a majority of the remaining directors. The Amended and Restated By-laws also provide that the dreamlife directors and the Discovery Toys directors shall each have the right to nominate four persons as directors of dreamlife. Initially, Peter A. Lund shall serve as the Chairman of the Board of Directors and Julius Koppelman and Anthony J. Robbins shall serve as Vice-Chairmen of the Board of Directors. Prior to the consummation of the acquisition described above, H. Peter Guber and Bruce L. Stein resigned as members of the Board of Directors of dreamlife.

      Attached hereto as Exhibit 99 is a press release of dreamlife dated July 18, 2001 describing the composition of the dreamlife Board of Directors following the consummation of the acquisition, including biographical information of each member.

      The composition of the Board of Directors of Discovery Toys will not be affected as a result of the acquisition. Pursuant to the Stock Purchase Agreement, for so long as dreamlife owns one hundred percent of the issued and outstanding capital stock of Discovery Toys, it shall vote the Discovery Toys stock it holds, at any time, in favor of those individuals properly nominated by Discovery Toys' then existing Board of Directors for membership on the Discovery Toys Board of Directors.

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      In connection with the transactions contemplated by the Stock Purchase
Agreement, dreamlife entered into a Registration Rights Agreement with the former stockholders of Discovery Toys. This agreement provides that dreamlife shall use reasonable commercial efforts to file a Registration Statement with the Securities and Exchange Commission for the public sale of the shares of dreamlife common stock issued pursuant to the Stock Purchase Agreement within ninety days of the date of the Stock Purchase Agreement. Additionally, dreamlife, Anthony J. Robbins, Robbins Research International Inc. and CYL Development Holdings, LLC agreed to terminate the Stockholder Agreement by and among them dated May 27, 1999 pursuant to a Termination Agreement dated July 18, 2001.

      After giving effect to the issuance of the common stock pursuant to the Stock Purchase Agreement and the issuance of the common stock pursuant to the Note Exchange Agreement described below (see Item 5), dreamlife has outstanding 56,132,098 shares of common stock. As a result of such issuances by the Company, immediately after the acquisition, the former stockholders of Discovery Toys will own approximately 60% of the voting power of dreamlife and the stockholders of dreamlife immediately prior to the consummation of the acquisition of Discovery Toys will own approximately 40% of the voting power of dreamlife.

Item 5. Other Events.

      As a condition to the closing of the acquisition described above (see Items 1 and 2), dreamlife issued 2,400,000 shares of common stock to CYL Development Holdings, LLC in exchange for cancellation of a $2,400,000 promissory note, payable by dreamlife. The promissory note, which was initially issued by dreamlife payable to The Chase Manhattan Bank, was assigned by The Chase Manhattan Bank to CYL Development Holdings, LLC. CYL Development Holdings, LLC is a principal stockholder in dreamlife. Attached hereto as Exhibit 2.2 is the Note Exchange Agreement dated as of July 18, 2001, between dreamlife and CYL Development Holdings, LLC.

      As a condition to the closing of the acquisition described above (see Items 1 and 2), dreamlife and Peter A. Lund agreed to amend the Offer Letter between them dated July 24, 2000. The amendment accelerated the vesting of the unvested portion of the three million dollar bonus provided for in the Offer Letter and modified the payment dates of such bonus. Attached hereto as Exhibit
10.1 is the Modification to the Peter A. Lund Offer Letter dated July 18, 2001, between dreamlife and Peter A. Lund.

      In connection with the restructuring of dreamlife's business and operations, dreamlife entered into an amendment to the Content Provider Agreement and License dated as of April 23, 1999 by and among dreamlife, Anthony
J. Robbins and Robbins Research International Inc. Pursuant to this amendment, dreamlife assigned and transferred to the Robbins Group all of its right, title and interest in all property rights pursuant to the Content Provider Agreement and License and any property or rights derived therefrom. In consideration of the aforementioned assignment and transfer, the Robbins Group agreed to extinguish certain obligations of dreamlife under the Content Provider Agreement and License. dreamlife retained the exclusive right and license to use any content relating to the Robbins Property now existing or developed in the future,

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royalty-free, for the limited purpose of training over the Internet employees or consultants of any entity engaged principally in the direct selling of products or services with respect to which dreamlife directly or indirectly owns an equity interest of more than fifty percent, subject to certain limited retained rights of the Robbins Group to use such content in Internet training. The amendment further provides that Anthony J. Robbins shall make up to two appearances at sales meetings or conventions for employees and/or consultants of dreamlife or any of its affiliates in any twelve month period. Attached hereto as Exhibit 10.2 is the Amendment to the Content Provider and License Agreement dated as of July 10, 2001 among Anthony J. Robbins, Robbins Research International Inc. and dreamlife.

Item 7. Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired

      The financial statements required by this item will be filed by an amendment to this Form 8-K not later than 60 days after that this Form 8-K was required to be filed.

(b)   Pro Forma Financial Information

      The pro forma financial information required by this item will be filed by an amendment to this Form 8-K not later than 60 days after that this Form 8-K was required to be filed.

(c)   Exhibits

EX. NO.           DESCRIPTION

2.1 Stock Purchase Agreement dated as of July 18, 2001, among dreamlife, inc., Discovery Toys, Inc. and the Discovery Toys, Inc. shareholders named therein.

2.2 Note Exchange Agreement dated as of July 18, 2001, between dreamlife, inc. and CYL Development Holdings, LLC.

3.1(ii)           Amended and Restated By-laws.

4.1 Registration Rights Agreement dated as of July 18, 2001, among dreamlife, inc. and the Discovery Toys, Inc. shareholders named therein.

4.2 Termination Agreement dated July 18, 2001, among dreamlife, inc., Anthony J. Robbins, Robbins Research International Inc. and CYL Development Holdings, LLC.

10.1 Modification to Peter A. Lund Offer Letter dated July 18, 2001, between dreamlife, inc. and Peter A. Lund.

10.2              Amendment to Content Provider and License Agreement dated as

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                  of July 10, 2001 among Anthony J. Robbins, Robbins Research
                  International Inc. and dreamlife, inc.

99.1              Press release of dreamlife, inc. dated July 18, 2001.



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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              dreamlife, inc.


Dated: August 1, 2001                         By: /s/ Philicia Levinson
                                              Philicia Levinson
                                              Chief Financial Officer


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                                  EXHIBIT INDEX


EXHIBIT NO.                       DESCRIPTION

2.1 Stock Purchase Agreement dated as of July 18, 2001, among dreamlife, inc., Discovery Toys, Inc. and the Discovery Toys, Inc. shareholders named therein.

2.2 Note Exchange Agreement dated as of July 18, 2001, between dreamlife, inc. and CYL Development Holdings, LLC.

3.1(ii)           Amended and Restated By-laws.

4.1 Registration Rights Agreement dated as of July 18, 2001, among dreamlife, inc. and the Discovery Toys, Inc. shareholders named therein.

4.2 Termination Agreement dated July 18, 2001, among dreamlife, inc., Anthony J. Robbins, Robbins Research International Inc. and CYL Development Holdings, LLC.

10.1 Modification to Peter A. Lund Offer Letter dated July 18, 2001, between dreamlife, inc. and Peter A. Lund.

10.2 Amendment to Content Provider and License Agreement dated as of July 10, 2001 among Anthony J. Robbins, Robbins Research International Inc. and dreamlife, inc.

99.1              Press release of dreamlife, inc. dated July 18, 2001.